UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2017

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14225	94-1741481
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices)

(510) 668-7000

(Registrant’s telephone number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On March 28, 2017, Exar Corporation (“Exar”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MaxLinear, Inc., a Delaware corporation (“MaxLinear”), and Eagle Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of MaxLinear (“Merger Sub”). The Merger Agreement provides that, subject to the terms of the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the common stock of Exar, par value $0.0001 per share (the “Shares”), at a price of $13.00 per share (the “Offer Price”), without interest and subject to any required withholding taxes.

Consummation of the Offer is subject to various conditions set forth in the Merger Agreement, including, but not limited to (i) a number of Shares shall have been validly tendered in the Offer that represent one more than 50% of the sum of (a) all then outstanding Shares plus (b) the number of Shares underlying all then outstanding vested options to purchase Shares plus (c) the number of Shares issuable upon settlement of all then outstanding Exar restricted stock units (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received,” as such term is defined in Section 251(h) of the DGCL, by the depositary for the Offer pursuant to such procedures), (ii) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the accuracy of Exar’s representations and warranties (subject to certain materiality qualifiers), (iv) Exar’s performance or compliance with in all material respects all covenants and obligations that it is required to comply with or perform under the Merger Agreement prior to the scheduled expiration of the Offer, and (v) other conditions set forth in Annex A to the Merger Agreement.

The Offer will expire at midnight, on the 20th business day (calculated in accordance with the rules of the Securities Exchange Act of 1934) following the commencement date of the Offer unless extended in accordance with the terms of the Offer and the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”).

Following consummation of the Offer, Merger Sub will merge with and into Exar with Exar surviving as a wholly-owned subsidiary of MaxLinear (the “Merger”). The Merger Agreement provides that the Merger will be governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and shall be effected by Merger Sub and Exar as soon as practicable following the consummation of the Offer without a stockholder meeting pursuant to the DGCL.

At the time the Merger is consummated (the “Effective Time”), each Share issued and outstanding as of immediately prior to the Effective Time (other than Shares held in treasury by Exar, Shares owned by MaxLinear or any of its subsidiaries, and Shares owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to the Offer Price, without interest thereon.

Each outstanding and vested option to purchase Shares with an exercise price less than the Offer Price will be cancelled and automatically converted into the right to receive a cash payment, without interest and subject to applicable tax withholding, equal to the product of (x) the total number of Shares subject to such option, multiplied by (y) the amount by which the Offer Price exceeds the exercise price per share of such option. Each outstanding option that is subject to time-based vesting and is unvested, or, that is vested and has an exercise price greater than or equal to the Offer Price, and are held by continuing service providers, will be assumed by MaxLinear and converted into an option to purchase an adjusted number of shares of Class A Common Stock of MaxLinear, at an adjusted exercise price, but otherwise with the same terms and conditions, including vesting, that applied prior to the Merger. At the Effective Time, each then-outstanding and unvested restricted stock unit and performance stock unit that is subject solely to time-based vesting (or otherwise becomes subject to time-based vesting in accordance with the Merger Agreement,) and is held by a continuing service provider will be assumed by MaxLinear and converted into an award to acquire an adjusted number of shares of Class A Common Stock of MaxLinear, but otherwise with the same terms and conditions, including vesting, that applied to the award prior to the Merger. Awards with performance-based vesting, performance options and performance stock units with performance periods ending on or before the end of fiscal 2017 will vest to the extent the applicable performance criteria is achieved or the awards otherwise vest pursuant to a separate agreement. Performance options and performance stock units with performance periods ending in fiscal 2018 and beyond will be assumed for an adjusted number of shares of Class A Common Stock of MaxLinear, at an adjusted exercise price (if applicable), with performance deemed achieved at target as of the Merger. Following the Merger, such assumed awards will vest over their original time-based vesting schedule.

The consummation of the Merger is subject to the following conditions: (i) Merger Sub shall have accepted for payment all of the Shares validly tendered pursuant to the Offer and not validly withdrawn and (ii) the absence of any law or order restraining, enjoining or otherwise prohibiting the Merger.

MaxLinear has delivered to Exar a commitment letter entered into by MaxLinear with financial institutions with respect to its debt financing, the proceeds of which will be used by MaxLinear to fund a portion of the consideration to be paid in the Offer and the Merger (the “Debt Financing”). The availability of the Debt Financing or other financing is not a condition to the consummation of the Offer or the Merger.

The Merger Agreement contains customary representations and warranties by Exar, MaxLinear and Merger Sub. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of Exar and its subsidiaries between signing and closing, governmental filings and approvals and other matters.

Exar has agreed to customary restrictions on the operations of its business refrain from engaging in certain activities until the Effective Time of the Merger. In addition, under the terms of the Merger Agreement, Exar agrees not to solicit or support any alternative acquisition proposals, subject to customary exceptions for Exar to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the board of directors of Exar. Notwithstanding this limitation, Exar may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited alternative transaction proposal that its board of directors has determined in good faith constitutes or is reasonably likely to lead to a superior proposal. Exar’s board of directors may change its recommendation to its stockholders (subject to MaxLinear’s right to terminate the Merger Agreement following such change in recommendation) in response to a superior proposal or an intervening event if Exar’s board of directors determines in good faith that the failure to take such action would be reasonably likely to constitute a breach of its fiduciary duties under Delaware law.

The Merger Agreement contains termination rights for each of MaxLinear, Merger Sub and Exar, and further provides that upon termination of the Merger Agreement under specified circumstances, Exar may be required to pay MaxLinear a termination fee equal to $24,800,000 as well as up to $3,000,000 of MaxLinear’s documented out-of-pocket expenses associated with the transactions contemplated by the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement contains representations and warranties by each of MaxLinear, Merger Sub and Exar. These representations and warranties were made solely for the benefit of the parties to the Merger Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws; and

•	were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement.

Support Agreement

Concurrently with the execution of the Merger Agreement, Key Stockholders (as defined in the Merger Agreement and including Exar’s directors and executive officers) of Exar, who together own approximately 20% of the total Shares outstanding on the date of the Merger Agreement, entered into a Support Agreement with MaxLinear (each a “Support Agreement”), pursuant to which such Key Stockholders have agreed, among other things, to tender their shares in the Offer and, if required, vote their respective shares against any alternative proposal and against any action or agreement that would reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of, the Offer, the Merger, or the other transactions contemplated by the Merger Agreement. The Support Agreements will terminate upon certain specified events, including termination of the Merger Agreement.

The foregoing description of the Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreements, which are attached as Exhibit 99.1 and Exhibit 99.2 hereto and incorporated herein by reference.

Item 8.01. Other Information.

On March 29, 2017, Exar and MaxLinear issued a joint press release announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed merger, MaxLinear and its subsidiary will commence the Offer and file a Tender Offer Statement on Schedule TO with the SEC, and Exar will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. EXAR STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ THE OFFER MATERIALS (INCLUDING THE OFFER TO PURCHASE, RELATED LETTER OF TRANSMITTAL, AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT, INCLUDING ALL AMENDMENTS TO THOSE MATERIALS. SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. The Tender Offer Statement and the Solicitation/Recommendation Statement will be available without charge at the SEC’s website at www.sec.gov. Free copies of these materials and certain other offering documents will be sent to Exar’s stockholders by the information agent for the Offer. These documents may also be obtained for free by contacting MaxLinear Investor Relations at http://investors.maxlinear.com/, at IR@MaxLinear.com or by telephone at (760) 517-1112 or by contacting Exar Investor Relations at investorrelations@exar.com or by telephone at (510) 668-7201. The contents of the websites referenced above are not deemed to be incorporated by reference into the Offer documents.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements with respect to the potential benefits of the proposed tender offer and merger and the anticipated timing of the proposed tender offer and merger. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements may contain words such as “will be,” “will,” “expected,” “anticipate,” “continue,” or similar expressions and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks related to the satisfaction of the conditions to closing of the tender offer and merger (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as to whether a sufficient number of Exar stockholders tender their shares in connection with the tender offer and the possibility that the tender offer or merger do not close; and other factors affecting the business, operating results, and financial condition of either MaxLinear or Exar, including those set forth in the most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K reports filed by MaxLinear and Exar, as applicable, with the SEC. All forward-looking statements are based on the estimates, projections, and assumptions of MaxLinear or Exar management, as applicable, as of the date hereof, and MaxLinear and Exar are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits

Exhibits

Item No.	Description

2.1	Agreement and Plan of Merger, dated as of March 28, 2017, among Exar Corporation, MaxLinear, Inc., and Eagle Acquisition Corporation *

99.1	Form of Support Agreement by and between MaxLinear, Inc. and certain stockholders of Exar Corporation dated March 28, 2017

99.2	Support Agreement by and between MaxLinear, Inc. and Simcoe Capital Management, LLC and the other signatories thereto dated March 28, 2017

99.3	Joint Press release issued by MaxLinear, Inc. and Exar Corporation dated March 29, 2017

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Exar agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAR CORPORATION

Date: March 29, 2017	By:	/s/ Ryan A. Benton
Ryan A. Benton
Chief Executive Officer

EXHIBIT INDEX

Item No.	Description

2.1	Agreement and Plan of Merger, dated as of March 28, 2017, among Exar Corporation, MaxLinear, Inc., and Eagle Acquisition Corporation *

99.1	Form of Support Agreement by and between MaxLinear, Inc. and certain stockholders of Exar Corporation dated March 28, 2017

99.2	Support Agreement by and between MaxLinear, Inc. and Simcoe Capital Management, LLC and the other signatories thereto dated March 28, 2017

99.3	Joint Press release issued by MaxLinear, Inc. and Exar Corporation dated March 29, 2017

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Exar agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.